UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  November 28, 2007

Harsco Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	1-3970	23-1483991
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Poplar Church Road, Camp Hill, PA	17011
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code 717-763-7064

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement

On November 28, 2007, Harsco Corporation (the “Company”) signed an agreement to sell its Gas Technologies business group, Harsco GasServ, to Wind Point Partners, a private equity investment firm.  The terms include payment of cash consideration in the amount of $300 million at closing and payment of up to $40 million payable post-closing in the form of an earnout, contingent on the Gas Technologies group achieving certain performance targets in 2008 or 2009.  Completion of the sale is expected in the near future and regulatory approval has already been received.

A copy of the press release announcing the transaction is attached hereto and incorporated by reference herein as Exhibit 99.1

Item 9.01.   Financial Statements and Exhibits

(d)           Exhibits.

Exhibit 99.1.      Press release dated November 28, 2007

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARSCO CORPORATION (Registrant)

DATE November 30, 2007	/s/ Salvatore D. Fazzolari Salvatore D. Fazzolari
President and Chief Financial Officer

Exhibit Index

99.1.           Press release dated November 28, 2007